SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2006

 ___________________

Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1145 North Road Street, Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (252) 334-1511

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On December 1, 2006, Gateway Bank & Trust Co., the principal subsidiary of Gateway Financial Holdings, Inc. (the “Corporation”), announced that its subsidiary, Gateway Insurance Services, Inc., acquired C.D. West & Co., one of the oldest and most reputable insurance agencies in Newport News, Virginia, effective December 1, 2006.

The Corporation is the parent company of Gateway Bank & Trust Co., a full-service regional community bank with a total of twenty-four full-service financial centers, with thirteen in Virginia: Virginia Beach (7), Chesapeake (3), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, in addition to a private banking center in Raleigh. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. For further information, visit the Corporation's web site at www.gwfh.com.

The Common Stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS.

Item 9.01(d) — Exhibits

Exhibit 99.1:	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By: /s/ Theodore L. Salter

Theodore L. Salter
Senior Executive Vice President
and Chief Financial Officer

Date:             December 8, 2006